Exhibit 10.23

特约经销合同

供货方:	汾阳市华鑫酒业发展有限公司	(以下简称甲方)
经销方:	山西摩能商贸有限公司	(以下简称乙方)

一、总则

双方就乙方经销甲方酒类产品的相关事宜,经协商一致,达成如下条款,共同遵守执行。

二、产品、价格、经销区域

1、经销产品

	概念	度数	产品名称	经销价(元/500ml)
低档	五谷系列	45	五谷一号	11
		52	五谷二号	17
	高粱酒系列	42	高粱白	15
		48	红高粱一号	14
		52	红高粱二号	10
		45	高粱王三号	24
	陈年老酒系列	50	8年	25
		53	10年	28
		53	15年	50
中高档	封坛老酒系列	45	18年	70
		53	20年	100
	情结系列	38	竹叶酒	25
		42	玫瑰酒	28
汾酒集团72变	原酒	60	原酒	85
	72变瓶装酒	60	72变瓶装酒150ml*6	49
一坛香系列	金标18	53	53度金标18一坛香	250

	品名	规格	单价
红酒系列	巴斯坎德梅乐干红葡萄酒	750ml(1*12)	144
	本俊庄园干红葡萄酒	750ml(1*6)	130
	怀帕拉春泉典藏黑皮诺干红葡萄酒	750ml(1*12)	290

2.经销区域/渠道

甲方授权乙方经销的区域为山西农村电商、微商渠道及餐饮连锁行业,授权期限为自2017年11月21日至2018年11月20日。

三、全年销售任务

乙方确保年度的营销目标为1000万元。

四、经销资格

1、乙方须有良好的资金实力;

2、认同甲方品牌及价值,具有真诚的合作愿望;

3、具有一、二线酒类品牌销售、代理经验并具有良好的销售业绩及信誉;

4、认同并积极配合公司有效的经营方针、市场策略和操作模式;

5、具有独立的法人资格,有固定的经营场所及销售队伍。

五、甲方的权利与义务

1、甲方保证所提供的产品符合国家规定的质量及卫生标准;

2、甲方提供全套乙方销售的甲方系列酒的合法经营手续;

3、甲方在安排产品发运、售后服务等方面对乙方提供优质服务;

4、甲方有义务对乙方的业务操作、库存管理提出正确、科学的指导,随着双方合作的发展及市场不同阶段的发展要求,甲方将在建立及完善销售系统、结算系统、物流系统等方面给予乙方指导和支持;

5、甲方有义务维护乙方的销售渠道与价格稳定;

6、为确保乙方的市场资源,甲方不在乙方的授权区域内自己销售或者再授权他人销售产品(未授权乙方销售的甲方产品除外).

7、甲方有义务协助乙方制定销售推广计划,协助乙方开展市场推广工作。

六、乙方的权利与义务

1.乙方权利

(1)享有本合同第二条约定的代理经销产品在产品特约区域的经销权;

(2)享有甲方市场营销方案的一切奖励条款规定的权利;

(3)在甲方系列酒的经营中,乙方有对产品的内在质量、外包装质量提出意见和建议的权利。

2、乙方义务

(1) 应向甲方提供营业执照等合法有效的经营证件,井严格遵守国家有关法律法规及行业规范,进行守法经营;

(2) 乙方须按照合同规定的区域与指导价格销售甲方规划的系列产品,严禁跨区域销售、低价销售;第一次提出警告,同时由乙方按照市场价格回购倾销产品;第二次发现,甲方有保留追偿因乙方破坏市场价格给甲方带来损失的权利;

(3)乙方须按甲方要求销售甲方产品,同时要按合同规定的进度计划向甲方回款,保证安全库存;

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(4)严格遵守甲方市场营销方案中关于市场营销秩序维护及经销商行为约束方面的相关规定;

(5)对甲方开展的市场管理、市场促销、市场拓展等活动,乙方有义务全力配合;

(6)乙方应在甲方指导下积极配合甲方业务,严格按照甲方要求提供足够仓储空间用于产品周转,并有义务向甲方如实提供货品流向的原始单据;

(7)自觉维护甲方及其产品的形象和声誉,在甲方指导下处理好代理经销区域内产品终端用户的投诉与相关服务请求,并做好有关部门监督检查的配合工作;

(8)乙方须向甲方提供相关的销售数据及竞品情况,以供甲方进行分析与制定销售策略;

(9)乙方不得销售假冒或仿冒甲方产品的产品,如乙方发现甲方的销售商品上附着的知识产权遭到第三方侵害,其有义务通知甲方;

(10)乙方不得通过其他渠道购进甲方产品,混入由甲方直供的产品中销售,否则甲方有权终止合作;

(11)乙方印制各种针对甲方的宣传资料前必须呈甲方审核,并经甲方书面许可后方能发布;

(12)不得以甲方名义与第三人签订经济合同或从事其他民事行为,甲方亦无须为乙方与任何第三人发生的经济或民事纠纷承担法律责任。

七、产品价格调整

为充分保障经销商的利益,甲方如果因市场环境变化、供求关系变化、政府政策等特殊情况,甲方有权对产品价格进行调整,甲方在对产品价格体系进行调整时,将严格遵守以下承诺:

1、保证产品价格体系正式调整前七个工作日将价格调整信息通知到乙方。

2、对于进行产品价格体系调整前(以正式执行调整后的新价格体系日期为准)乙方已经发生采购,甲方不负责对乙方已经采购的全部调价后产品进行差价补偿。

八、报货、结算方式

1、甲方应当自接到乙方订单之日起48小时内安排发运。

2、乙方采用现金、银行转账的方式进行结算,乙方自收到其渠道结算的货款后48小时之内向甲方结算。

九、物流

1、乙方需求的产品必须明确要货品种、数量及时间,以便甲方安排发货。甲方负责按时送货到乙方所在地(市区内)的仓库。

2、甲方供给乙方的货物在运输途中造成损坏的,乙方应在收到货物时当场验收,损坏的产品名称及数量由运输方签字认可,并于当日通知甲方,由甲方与运输方明确责任后处理。

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十、市场管理

1、人员配备:乙方必须保持市场运作所需的必要的专业人员,以便对市场进行有效开发和管理。

2、甲方的工作人员严禁向乙方借款借物,如有出现,均属私人行为,甲方不承担由此带来的任何责任和损失。

十一、违约责任

甲、乙双方必须严格遵守本协议规定的各项条款,双方不得违约,一方违约造成另一方经济损失的,按实际损失赔偿。

十二、纠纷的解决

因本合同或履行本合同产生的纠纷友好协商解决,双方协商无效,双方同意在甲方所在地人民法院提起诉讼。

十三、合同书的生效和延续

本合同一式贰份,甲,乙双方各执一份,自本合同签字或盖章之日起生效。十四、其他

未尽事宜,双方协商一致,另行签订经销合同附属协议,双方加盖公章后与本合同一样具有同等法律效力。

甲方(公章)	乙方(公章)

法定代表人:锜善平	法定代表人:喻秀娟

2017年 11月21日	2017年 11月21日

Contractual distribution contract

Supplier: Fenyang Huaxin Wine Industry Development Co. Ltd.(hereinafter referred to as Party A)

Distributor: Shanxi MoNeng Trading Co. Ltd.(hereinafter referred to as Party B)

General provisions

The two parties agree upon the following terms and conditions for Party B to deal with Party A’s alcoholic products.

Products, prices, distribution areas

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1) Distribution of products

	概念	度数	产品名称	经销价(元/500ml)
低档	五谷系列	45	五谷一号	11
		52	五谷二号	17
	高粱酒系列	42	高粱白	15
		48	红高粱一号	14
		52	红高粱二号	10
		45	高粱王三号	24
	陈年老酒系列	50	8年	25
		53	10年	28
		53	15年	50
中高档	封坛老酒系列	45	18年	70
		53	20年	100
	情结系列	38	竹叶酒	25
		42	玫瑰酒	28
汾酒集团72变	原酒	60	原酒	85
	72变瓶装酒	60	72变瓶装酒150ml*6	49
一坛香系列	金标18	53	53度金标18一坛香	250

	品名	规格	单价
红酒系列	巴斯坎德梅乐干红葡萄酒	750ml(1*12)	144
	本俊庄园干红葡萄酒	750ml(1*6)	130
	怀帕拉春泉典藏黑皮诺干红葡萄酒	750ml(1*12)	290

2. Distribution area/channel

Party A authorizes Party B to distribute the areas of Shanxi Rural E-business, micro-business channels and catering chain industries, and the authorized period is from November 21, 2017 to November 20, 2018.

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III. Annual sales assignments

Party B ensures that the annual marketing target is 10 million yuan.

Distribution qualifications

1, Party B must have good financial strength;

2, agree with the brand and value of Party A, with a sincere desire for cooperation;

3, have first-and second-line liquor brand sales, agency experience and have good sales performance and reputation;

4, identify and actively cooperate with the company’s effective operating policy, market strategy and operating model;

5, has the independent legal person qualification, has the fixed business place and the sales team.

Rights and Obligations of Party A

Party A guarantees that the products provided conform to the quality and hygiene standards stipulated by the State;

Party A shall provide a full set of Party A series of liquor sold by Party A legal operating procedures;

Party A provides quality service to Party B in arranging product delivery and after-sales service.

Party A has the obligation to provide correct and scientific guidance to Party B’s business operations and inventory management. With the development of cooperation between the two parties and the development requirements of the market at different stages, Party A will give Party B guidance and support in establishing and improving the sales system, settlement system, logistics system, etc..

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Party A is obliged to maintain Party B’s sales channels and price stability;

In order to ensure Party B’s market resources, Party A shall not sell or authorize others to sell products within Party B’s authorized area(except Party A products that Party B has not authorized to sell).

Party A shall be obliged to assist Party B in making sales promotion plans and assisting Party B in marketing promotion.

Rights and obligations of Party B

1. Party B’s rights

(1) enjoy the right to distribute the products in the special area as stipulated in Article 2 of this Contract;

(2) enjoy the rights stipulated in all the incentive clauses of Party A’s marketing plan;

(3) Party B shall have the right to put forward opinions and suggestions on the internal quality and the quality of the overpack of the products in the operation of Party A.

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Obligations of Party B

(1) Party A shall be provided with business licenses and other legal and valid business certificates, and the well shall conduct law-abiding operations in strict compliance with relevant laws and regulations of the State and industry norms;

(2) Party B shall sell the series of products planned by Party A in accordance with the areas and guiding prices specified in the contract, and shall not sell or sell at low prices across regions; The first warning is issued, and the dumped product is repurchased by Party B according to the market price; The second time found that Party A reserves the right to recover losses caused to Party A by Party B’s destruction of market prices;

(3) Party B shall sell Party A’s products at the request of Party A, and shall return the payment to Party A according to the schedule stipulated in the contract to ensure safe inventory;

(4) Strictly observe the relevant provisions of Party A’s marketing plan on the maintenance of marketing order and the restraint of dealer behavior;

(5) Party B has the obligation to cooperate fully with Party A in the activities of market management, market promotion and market development;

(6) Party B shall actively cooperate with Party A under the guidance of Party A, provide sufficient storage space for product turnover in strict accordance with Party A’s requirements, and have the obligation to provide Party A with the original documents for the flow of goods;

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(7) consciously maintain the image and reputation of Party A and its products, and handle the complaints and related service requests of the end users of the products in the distribution area under the guidance of Party A, and do a good job of coordinating the supervision and inspection of the relevant departments;

(8) Party B shall provide Party A with relevant sales data and competitive products for Party A to analyze and formulate sales strategies;

(9) Party B shall not sell products of counterfeit or counterfeit Party A’s products. If Party B discovers that the intellectual property rights attached to Party A’s sales commodities have been infringed by third parties, Party B shall be obliged to notify Party A;

(10) Party B shall not purchase Party A’s products through other channels and mix them into the products supplied directly by Party A, otherwise Party A has the right to terminate the cooperation;

(11) Before Party B prints all kinds of publicity materials for Party A, it must be submitted to Party A for examination and approval, and it must be issued only with the written permission of Party A;

(12) Party A shall not enter into an economic contract or engage in other civil acts with a third party in the name of Party A, nor shall Party A bear legal liability for any economic or civil dispute between Party B and any third party.

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VII. Adjustment of product prices

In order to fully protect the interests of the distributor, Party A has the right to adjust the product price due to special circumstances such as changes in the market environment, changes in supply and demand, and government policies. Party A will strictly observe the following commitments when adjusting the product price system:

Inform Party B of the price adjustment information seven working days before the formal adjustment of the product price system.

Party A shall not be responsible for the price difference compensation for all the products that Party B has purchased after the new price system has been adjusted.

VIII. Delivery and settlement methods

Party A shall arrange the shipment within 48 hours from the date of receiving Party B’s order.

Party B shall settle the account by cash or bank transfer, and Party B shall settle the settlement with Party A within 48 hours after receiving payment through its channels.

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IX. Logistics

The type, quantity and time of the goods required by Party B shall be specified so that Party A can arrange delivery. Party A is responsible for delivering goods on time to the warehouse where Party B is located(in the city).

If the goods supplied by Party A to Party B cause damage in transit, Party B shall accept and accept the goods on the spot upon receipt. The name and quantity of the damaged products shall be signed and approved by the shipping party and Party A shall be notified on the same day. The Party A and the shipping party shall clearly deal with the responsibility.

Market management

Staffing: Party B shall maintain the necessary professional staff for the operation of the market in order to develop and manage the market effectively.

Party A’s staff is strictly forbidden to borrow money from Party B. If it appears, it will be a private act. Party A will not bear any responsibility or loss arising therefrom.

Liability for breach of contract

Party A and Party B shall strictly abide by the terms and conditions of this Agreement. Both parties shall not breach the contract.

Settlement of disputes

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The disputes arising from this contract or the performance of this contract shall be settled amicably through negotiation. The two parties shall be invalidated and agree to bring a lawsuit in the people’s court of the place where Party A is located.

Entry into force and continuation of the contract

This contract shall be executed in duplicate by both parties, A and B, and shall take effect from the date of signature or seal of this contract. XIV. Other

If matters are not completed, the two parties shall reach agreement through consultation and conclude a separate subsidiary agreement to the distribution contract. After the two parties have stamped the official seal, they shall have the same legal effect as this contract.

Party A(official seal)	Party B(official seal)

Legal representative: Qi Shanping	Legal representative: Yuxiujuan

November 21, 2017	November 21, 2017

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